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                                                                   EXHIBIT 10.14

                             CONSENT RESOLUTIONS OF
                          THE COMPENSATION COMMITTEE OF
                            THE BOARD OF DIRECTORS OF
                               NASH-FINCH COMPANY

The undersigned, comprising all of the voting members of the Compensation Committee (the "Committee") of the Board of Directors of Nash-Finch Company, a Delaware corporation (the "Company"), hereby adopt the following resolutions by written consent in lieu of a meeting, effective as of February 25, 2000:

         WHEREAS, the Company's Supplemental Executive Retirement Plan (the "SERP") was adopted effective as of January 1, 2000, with the intention that it would supersede the Company's Executive Incentive Bonus and Deferred Compensation Plan, as amended and restated effective December 31, 1993 (the "Plan"), for years beginning after December 31, 1999; and, as a result, it is deemed appropriate to amend the Plan to conform its provisions to the purposes intended in adopting the SERP;

         RESOLVED, pursuant to the retained power of amendment contained in
         Section 12 of the Plan, the Plan be and is hereby amended as follows, effective as of January 1, 2000:

         1. Section 3 of the Plan is amended by adding the following language at the end of said Section:

                  "Notwithstanding the foregoing, an executive or key employee who was not participating in the Plan prior to January 1, 2000 shall not begin participating after December 31, 1999."

         2. Section 4 of the plan is amended by adding the following language at the end of said Section:

                  "Notwithstanding the foregoing, the Committee shall select no participants to receive allotments under the Plan for any year beginning after December 31, 1999."

         3. Section 5 of the Plan is amended by adding the following language as a new paragraph at the end of said Section:

                  "Notwithstanding the foregoing, the Committee shall make no allotments under the Plan to any participants for any year beginning after December 31, 1999.


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         4. Section 9 of the Plan is amended by adding the following language as new paragraphs at the end of said Section:

                  "A participant who is actively employed by the Company, or is on an approved leave of absence, on the last day of 1999, may elect to transfer all, but not part, of the share equivalents contingently credited to the participant pursuant to the Plan as of December 31, 1999 to the Nash Finch Company Supplemental Executive Retirement Plan (the "SERP"). If such an election is made, a dollar denominated credit will be made to a bookkeeping account established under the SERP as of January 1, 2000. The amount of the credit to such account under the SERP shall be equal to the dollar value of the electing participant's account under the Plan as of December 31, 1999, including share equivalents credited as of that date for 1999, determined in the manner established under this Section 9 for determining amounts distributable to a participant.

                  "If a participant makes the election provided for in the preceding paragraph, the participant shall, as of January 1, 2000, cease to be a participant entitled to any benefit arising under or in connection with the Plan. The election shall be made in the manner, and in accordance with the terms specified, in the SERP."

         5. Section 14.a. of the Plan, captioned "Current Allotments," is amended by deleting it in its entirety and replacing it with the following:

                  "a.      [Intentionally Omitted]"

         RESOLVED FURTHER, that except as otherwise expressly provided in the foregoing amendments, the terms of the Plan and any agreements entered into pursuant to Section 7 of the Plan with respect to any year before 2000 remain in full force and effect.


_______________________________             ______________________________
Carole F. Bitter                            Robert F. Nash

_______________________________             ______________________________
Jerry L. Ford                               John E. Stokely

_______________________________             ______________________________
Allister P. Graham                          William R. Voss